UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2019

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to Office Properties Income Trust.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Amended and Restated Bylaws

On March 27, 2019, our Board of Trustees (our “Board,” and each member thereof a “Trustee”) approved amendments to our bylaws to (i) amend Section 2.9(a) to provide that in contested elections our Trustees will be elected by a plurality of the votes cast by our shareholders, (ii) add new Section 2.18 of Article II to allow for proxy access by certain shareholders and (iii) make other changes as described below, effective that same date.

Section 2.9(a) was amended to replace the current majority-vote standard for contested elections with a plurality vote standard.

Section 2.18 provides that in connection with an annual meeting of shareholders, a shareholder, or a group of up to 20 shareholders, owning at least three percent of the outstanding common shares of the Company continuously for at least three years, may nominate and include in the Company’s proxy materials for an annual meeting of shareholders Trustee nominees constituting the greater of two nominees or 20% of the total number of Trustees in office, provided that such number of Trustee nominees at any annual meeting will be lowered while the Company has a classified Board of less than nine Trustees so that it does not exceed one-half of the number of Trustees to be elected at the meeting rounded down to the nearest whole number (but not lowered as a result of this proviso to less than one). The ability to use proxy access is subject to the satisfaction of eligibility, procedural, disclosure and other requirements as further described in Section 2.18, including the requirement that notice of such a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the anniversary of the date of the Company’s proxy statement for the immediately preceding annual meeting of shareholders and the requirement that the shareholder(s) making the nomination represent that they did not acquire and are not holding any shares or other securities in the Company for the purpose or with the intent to change or influence control of the Company.

Our bylaws were also amended to make clarifying changes to the provisions governing shareholder trustee nominations outside of the proxy access process and proposals of other business and to make other non-substantive, procedural and conforming changes.

The foregoing description of the amendments to the Company’s bylaws is not complete and is subject to and qualified in its entirety by reference to the amended and restated bylaws, as amended on March 27, 2019, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.  In addition, a marked copy of the Company’s amended and restated bylaws indicating changes made to the Company’s amended and restated bylaws as they existed immediately prior to the adoption of the amendments is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Amended and Restated Bylaws of Office Properties Income Trust, as amended March 27, 2019.

	3.2	Amended and Restated Bylaws of Office Properties Income Trust, as amended March 27, 2019 (marked copy).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Jeffrey C. Leer
Name:	Jeffrey C. Leer
Title:	Chief Financial Officer and Treasurer

Date:  March 28, 2019